Exhibit 99.1

Finish Line Reports Third Quarter FY 2011 Results

Comp store sales increase 10.1% with earnings of $0.08 per share

INDIANAPOLIS, Dec. 21, 2010 – The Finish Line, Inc. (NASDAQ: FINL) today reported results for the third quarter of fiscal 2011, representing the 13-week period ended November 27, 2010.

Third Quarter Results
Net sales increased 8.7% to $260.9 million in the third quarter compared to $240.1 million one year ago. Comparable store net sales increased 10.1% in the third quarter compared to an increase of 1.7% a year ago.

Finish Line reported third quarter income from continuing operations of $4.1 million, or $0.08 per diluted share compared to income from continuing operations of $6.5 million or $0.12 per diluted share a year ago, a figure that included a one-time $6.5 million tax benefit Finish Line recorded in the third quarter of last year. Without the tax benefit, third quarter non-GAAP income from continuing operations last year was $16,000 or $0.00 (flat) per diluted share.

Merchandise inventories increased by 10.4% to $262.2 million at the end of the quarter compared to $237.5 million a year ago. On a per-square-foot basis, inventories were up 13.0%.  For the same period a year ago, inventory per square foot declined by 11.0%.

At quarter end, the company had no interest-bearing debt and $222.0 million in cash and cash equivalents, up from $149.2 million at the end of the third quarter a year ago.

“Staying focused on the strategic plan we developed last year has again helped Finish Line deliver strong results,” said Chairman and Chief Executive Officer Glenn Lyon. “We continue to exceed our internal performance targets, yet there is more growth to come within our existing business. We believe that we can achieve annual double digit operating margins in the future by continuing to drive the top line in our stores and by accelerating growth in e-commerce, which will become an increasingly more significant factor in our business moving forward.”

Year-to-Date Results
Net sales increased 5.8% to $844.4 million, compared to $797.9 million for the same period a year ago. Year-to-date comparable store net sales increased 7.3% versus a 4.7% decrease last year.

For the 39 weeks ended November 27, 2010, Finish Line reported income from continuing operations of $34.6 million, or $0.63 per diluted share. This compares to   income from continuing operations of $20.0 million, or $0.36 per diluted share for the same period a year ago including the one-time $6.5 million tax benefit. Without the tax benefit, the year-to-date non-GAAP income from continuing operations was $13.5 million or $0.24 per diluted share. The $0.63 per diluted share represents a 163% increase over the prior year non-GAAP $0.24 per diluted share.

December Sales Update
Comparable store net sales, on a month-to-date basis for the period of November 28 through December 19, increased 4.5% on top of a 4.9% increase for the same period one year ago.

Q3 Conference Call Tomorrow, December 22, 2010
The company will host a conference call for investors Wednesday, December 22, 2010 at 8:30 a.m. Eastern. To participate in the conference call, dial 866-923-8645 (U.S. and Canada) or 660-422-4970 (International), conference ID#27174323. To listen online, visit www.finishline.com. A replay of the conference call can be accessed approximately two hours following the completion of the call at 800-642-1687, conference ID#27174323. This recording will be made available through Friday, December 24, 2010. In addition, the replay will be available online at www.finishline.com.

Q4 Fiscal Year 2011 Release/Conference Call
The company expects to report fourth quarter results Thursday, March 24, 2011 after market close followed by a conference call Friday, March 25, 2011 at approximately 8:30 a.m. Eastern.

About Finish Line
Finish Line is a premium retailer of athletic shoes, apparel and accessories. Headquartered in Indianapolis, Finish Line operates 669 stores in malls across the United States. More than 11,000 Finish Line sneakerologists help customers each day connect with their sport, their life and their style. Online shopping is available at www.finishline.com and mobile shopping is available at m.finishline.com.  Follow Finish Line on Twitter at Twitter.com/FinishLine and “like” Finish Line on Facebook at facebook.com/FinishLineUSA.

Forward-Looking Statements
This news release includes statements that are or may be considered “forward-looking” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “may,” “will,” “estimates,” “potential,” “continue,” or words and phrases of similar meaning.

Statements that describe objectives, plans or goals also are forward-looking statements. All of these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. The principal risk factors that could cause actual performance and future actions to differ materially from the forward-looking statements include, but are not limited to, the company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor); the availability and timely receipt of products; fluctuations in oil prices causing changes in gasoline and energy prices, resulting in changes in consumer spending and utility and product costs; product demand and market acceptance risks; further deterioration of economic and business conditions; the inability to locate and obtain acceptable lease terms for the company’s stores; the effect of competitive products and pricings; loss of key employees; management of strategic growth initiatives; and the other risks detailed in the company’s Securities and Exchange Commission filings. Readers are urged to consider these factors carefully in evaluating the forward-looking statements.

The forward-looking statements included herein are made only as of the date of this report and Finish Line undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

	The Finish Line, Inc.
	Consolidated Statements of Income (Unaudited)
	(In thousands, except per share and store data)

	Thirteen	Thirteen	Thirty-Nine	Thirty-Nine
	Weeks Ended	Weeks Ended	Weeks Ended	Weeks Ended
	November 27,	November 28,	November 27,	November 28,
	2010	2009	2010	2009
Net sales	$260,935	$240,056	$844,403	$797,885
Cost of sales (including occupancy costs)	179,056	169,144	568,785	555,230
Gross profit	81,879	70,912	275,618	242,655

Selling, general and administrative expenses	75,278	70,351	219,835	218,765
Store closing costs	87	535	87	2,147
Operating income	6,514	26	55,696	21,743

Interest income, net	151	66	370	278
Income from continuing operations before income taxes	6,665	92	56,066	22,021

Income tax expense (benefit)	2,531	(6,439)	21,459	1,983
Income from continuing operations	4,134	6,531	34,607	20,038

(Loss) income from discontinued operations, net of income taxes	(12)	62	(25)	(14,927)
Net income	$4,122	$6,593	$34,582	$5,111

Income (loss) per diluted share:
Income from continuing operations	$0.08	$0.12	$0.63	$0.36
Loss from discontinued operations	-	-	-	(0.27)
Net income	$0.08	$0.12	$0.63	$0.09

Diluted weighted average shares outstanding	53,351	54,877	53,878	54,615

Dividends declared per share	$0.04	$0.03	$0.12	$0.09

Store activity for the period (Finish Line only):
Beginning of period	667	681	666	689
Opened	4	4	11	5
Closed	(2)	(4)	(8)	(13)
End of period	669	681	669	681
Square feet at end of period			3,586,387	3,671,926
Average square feet per store			5,361	5,392

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	November 27,	November 28,	November 27,	November 28,
	2010	2009	2010	2009
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales (including occupancy costs)	68.6	70.5	67.4	69.6
Gross profit	31.4	29.5	32.6	30.4

Selling, general and administrative expenses	28.9	29.3	26.0	27.4
Store closing costs	-	0.2	-	0.3
Operating income	2.5	-	6.6	2.7

Interest income, net	0.1	-	-	-
Income from continuing operations before income taxes	2.6	-	6.6	2.7

Income tax expense (benefit)	1.0	(2.7)	2.5	0.2
Income from continuing operations	1.6	2.7	4.1	2.5

Loss from discontinued operations, net of income taxes	-	-	-	(1.9)
Net income	1.6%	2.7%	4.1%	0.6%

	Condensed Consolidated Balance Sheets

	November 27,	November 28,	February 27,
	2010	2009	2010
	(Unaudited)	(Unaudited)
ASSETS
Cash and cash equivalents	$222,030	$149,184	$234,508
Merchandise inventories, net	262,160	237,459	190,894
Other current assets	29,714	36,312	18,205
Property and equipment, net	130,091	146,537	135,943
Other assets	32,097	24,990	30,718
Total assets	$676,092	$594,482	$610,268

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities	$163,035	$111,883	$114,943
Deferred credits from landlords	36,583	42,407	40,006
Other long-term liabilities	14,194	11,505	13,169
Shareholders' equity	462,280	428,687	442,150
Total liabilities and shareholders' equity	$676,092	$594,482	$610,268

The Finish Line, Inc.
Reconciliation of GAAP to Non-GAAP Consolidated Statements of Income (Unaudited)
Thirteen Weeks Ended November 27, 2010 and November 28, 2009
(In thousands, except per share data)

	Third Quarter Fiscal 2011			Third Quarter Fiscal 2010
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP

Net sales	$260,935	$-	$260,935	$240,056	$-	$240,056
Cost of sales (including occupancy costs)	179,056	-	179,056	169,144	-	169,144
Gross profit	81,879	-	81,879	70,912	-	70,912

Selling, general and administrative expenses	75,278	-	75,278	70,351	-	70,351
Store closing costs	87	-	87	535	-	535
Operating income	6,514	-	6,514	26	-	26

Interest income, net	151	-	151	66	-	66
Income from continuing operations before income taxes	6,665	-	6,665	92	-	92

Income tax expense (benefit) (1)	2,531	-	2,531	(6,439)	6,515	76
Income from continuing operations	4,134	-	4,134	6,531	(6,515)	16

(Loss) income from discontinued operations, net of income taxes	(12)	-	(12)	62	-	62
Net income	$4,122	$-	$4,122	$6,593	$(6,515)	$78

Income (loss) per diluted share:
Income from continuing operations	$0.08	$-	$0.08	$0.12	$(0.12)	$-
Loss from discontinued operations	-	-	-	-	-	-
Net income	$0.08	$-	$0.08	$0.12	$(0.12)	$-

Diluted weighted average shares outstanding	53,351	-	53,351	54,877	-	54,877

	Third Quarter Fiscal 2011			Third Quarter Fiscal 2010
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP

Net sales	100.0%	-%	100.0%	100.0%	-%	100.0%
Cost of sales (including occupancy costs)	68.6	-	68.6	70.5	-	70.5
Gross profit	31.4	-	31.4	29.5	-	29.5

Selling, general and administrative expenses	28.9	-	28.9	29.3	-	29.3
Store closing costs	-	-	-	0.2	-	0.2
Operating income	2.5	-	2.5	-	-	-

Interest income, net	0.1	-	0.1	-	-	-
Income from continuing operations before income taxes	2.6	-	2.6	-	-	-

Income tax expense (benefit) (1)	1.0	-	1.0	(2.7)	2.7	-
Income from continuing operations	1.6	-	1.6	2.7	(2.7)	-

(Loss) income from discontinued operations, net of income taxes	-	-	-	-	-	-
Net income	1.6%	-%	1.6%	2.7%	(2.7)%	-%

Footnotes to explain adjustments
     (1)  Fiscal 2010 amount reflects the one-time tax benefit related to the terminated merger.

The Finish Line, Inc.
Reconciliation of GAAP to Non-GAAP Consolidated Statements of Income (Unaudited)
Thirty-Nine Weeks Ended November 27, 2010 and November 28, 2009
(In thousands, except per share data)

	Thirty-Nine Weeks Ended			Thirty-Nine Weeks Ended
	November 27, 2010			November 28, 2009
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP

Net sales	$844,403	$-	$844,403	$797,885	$-	$797,885
Cost of sales (including occupancy costs)	568,785	-	568,785	555,230	-	555,230
Gross profit	275,618	-	275,618	242,655	-	242,655

Selling, general and administrative expenses	219,835	-	219,835	218,765	-	218,765
Store closing costs	87	-	87	2,147	-	2,147
Operating income	55,696	-	55,696	21,743	-	21,743

Interest income, net	370	-	370	278	-	278
Income from continuing operations before income taxes	56,066	-	56,066	22,021	-	22,021

Income tax expense (1)	21,459	-	21,459	1,983	6,515	8,498
Income from continuing operations	34,607	-	34,607	20,038	(6,515)	13,523

Loss from discontinued operations, net of income taxes	(25)	-	(25)	(14,927)	-	(14,927)
Net income (loss)	$34,582	$-	$34,582	$5,111	$(6,515)	$(1,404)

Income (loss) per diluted share:
Income from continuing operations	$0.63	$-	$0.63	$0.36	$(0.12)	$0.24
Loss from discontinued operations	-	-	-	(0.27)	-	(0.27)
Net income (loss)	$0.63	$-	$0.63	$0.09	$(0.12)	$(0.03)

Diluted weighted average shares outstanding	53,878	-	53,878	54,615	-	54,615

	Thirty-Nine Weeks Ended			Thirty-Nine Weeks Ended
	November 27, 2010			November 28, 2009
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP

Net sales	100.0%	-%	100.0%	100.0%	-%	100.0%
Cost of sales (including occupancy costs)	67.4	-	67.4	69.6	-	69.6
Gross profit	32.6	-	32.6	30.4	-	30.4

Selling, general and administrative expenses	26.0	-	26.0	27.4	-	27.4
Store closing costs	-	-	-	0.3	-	0.3
Operating income	6.6	-	6.6	2.7	-	2.7

Interest income, net	-	-	-	-	-	-
Income from continuing operations before income taxes	6.6	-	6.6	2.7	-	2.7

Income tax expense (1)	2.5	-	2.5	0.2	0.8	1.0
Income from continuing operations	4.1	-	4.1	2.5	(0.8)	1.7

Loss from discontinued operations, net of income taxes	-	-	-	(1.9)	-	(1.9)
Net income (loss)	4.1%	-%	4.1%	0.6%	(0.8)%	(0.2)%

Footnotes to explain adjustments
    (1)  Fiscal 2010 amount reflects the one-time tax benefit related to the terminated merger.

Media Contact:	Investor Contact:
Anne Roman	Ed Wilhelm
Corporate Communications	Chief Financial Officer
317-613-6577	317-613-6914

###